UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023

Willis Lease Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-15369	68-0070656
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4700 Lyons Technology Parkway

Coconut Creek, FL 33073

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 349-9989

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value per share	WLFC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 19, 2023, Willis Lease Finance Corporation (the “Company”) and its direct, wholly-owned subsidiary, Willis Engine Structured Trust VII (“WEST”), entered into a note purchase agreement dated October 19, 2023 (the “Note Purchase Agreement”) with BofA Securities, Inc., MUFG Securities Americas Inc., Wells Fargo Securities, LLC, BNP Paribas Securities Corp. and Credit Agricole Securities (USA) Inc. as representatives to the several initial purchasers named therein (collectively, the “Initial Purchasers”). The Note Purchase Agreement provides for the issuance and sale of $410.0 million aggregate principal amount of fixed rate notes (the “Notes”) to the Initial Purchasers. The Initial Purchasers are expected to resell the Notes pursuant to Rule 144A and Regulation S of the Securities Act of 1933. The Notes will be secured by (among other things) WEST’s direct and indirect ownership interests in a portfolio of 51 aircraft engines and four airframes. The Note Purchase Agreement contains customary representations, warranties, covenants and closing conditions for a transaction of this type. The Note Purchase Agreement also contains provisions pursuant to which the Company and WEST agree to hold harmless and indemnify the Initial Purchasers against damages under certain circumstances, which are customary for a transaction of this type.

The issuance and sale of the Notes are part of an offering, which, subject to satisfaction of a variety of customary conditions precedent, is scheduled to close on October 31, 2023. The Company can give no assurance that the transaction will close on that date or at all.

Item 8.01	Other Events.

On October 19, 2023, the Company issued a news release in connection with the matters described under Item 1.01 above. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	News Release dated October 19, 2023, announcing the pricing of the offering by WEST of $410.0 million of fixed rate notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by its undersigned duly authorized officer.

WILLIS LEASE FINANCE CORPORATION

Date: October 20, 2023	By:	/s/ Dean M. Poulakidas
Dean M. Poulakidas
Senior Vice President and General Counsel